Exhibit 99.1

BEFORE THE FLORIDA PUBLIC SERVICE COMMISSION

In re: Petition for Rate Increase	)	DOCKET NO. 130040-EI
by Tampa Electric Company.	)	Filed: September 6, 2013
)

STIPULATION AND SETTLEMENT AGREEMENT

WHEREAS, Tampa Electric Company (“Tampa Electric” or “the Company”), the Office of Public Counsel (“OPC”), the Florida Industrial Power Users Group (“FIPUG”), the Florida Retail Federation (“FRF”), the Federal Executive Agencies (“FEA”) and WCF Hospital Utility Alliance (“HUA”) have signed this Stipulation and Settlement Agreement (“the Agreement”); and

WHEREAS, unless the context clearly requires otherwise the term “Party” or “Parties” means a signatory or signatories to this Agreement, and the term “Consumer Parties” shall refer collectively to OPC, FIPUG, FRF, FEA, and HUA; and

WHEREAS, in an April 5, 2013 filing in this docket Tampa Electric petitioned the Florida Public Service Commission (“the Commission”) for an increase in its base rates and miscellaneous service charges of approximately $134.8 million effective January 1, 2014 based on a 2014 projected test year; and

WHEREAS, OPC filed an intervention and FIPUG, FRF, FEA and HUA were authorized to intervene; and

WHEREAS, the Parties have filed voluminous prepared testimonies with accompanying exhibits and conducted extensive discovery; and

WHEREAS, the Parties to this Agreement have undertaken to resolve the issues raised in this proceeding so as to maintain a degree of stability and predictability with respect to Tampa Electric’s base rates and charges and to avoid the inherent risks, uncertainties and costs of further litigation; and

WHEREAS, the legal system favors the settlement of disputes by mutual agreement between the contending parties and the Commission has long favored negotiated settlements that are in the public interest;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, which the Parties agree and acknowledge constitute good and valuable consideration, the Parties hereby stipulate and agree as follows:

1.	Term.

(a) This Agreement will become effective upon Commission approval and shall be implemented on the date of the meter reading for the first billing cycle of November 2013 (“the Implementation Date”) and continue at least through the date of the last billing cycle in December 2017. These base rates, charges and credits may continue beyond December 2017 unless otherwise changed by Commission Order. The period from the Implementation Date through the last billing cycle in December 2017 may be referred to herein as the “Minimum Term”.

(b) The Parties reserve all rights, unless such rights are expressly waived or released, under the terms of this Agreement.

2.	Return on Equity and Equity Ratio.

(a) Subject to the adjustment trigger provision in paragraph 2(b), Tampa Electric’s authorized return on common equity (“ROE”) shall be within a range of 9.25% to 11.25%, with a mid-point of 10.25%. Except as otherwise specifically provided in this Agreement, Tampa Electric’s authorized ROE range and mid-point using a 54% equity ratio (investor sources with any difference to actual equity ratio spread ratably over long-term and short-term debt) shall be used for all purposes during the Term, including cost recovery clauses, earnings surveillance reporting, paragraph 7 of this Agreement regarding an ROE adjustment and the calculation of the Company’s Allowance for Funds Used During Construction (“AFUDC”) rate and associated amounts of AFUDC in accordance with Rule 25-6.0141, F.A.C..

(b) If at any time during the Term, the average 30-year United States Treasury Bond yield rate for any period of six (6) consecutive months is at least 75 basis points greater than the yield rate on the date the Commission votes to approve this Agreement (“the Trigger”), Tampa Electric’s authorized return on common equity (“ROE”) shall be increased by 25 basis points to be within a range of 9.50% to 11.50%, with a mid-point of 10.50% (“Revised Authorized Return on Equity”) from the Trigger Effective Date defined below for and through the remainder of the Minimum Term, and for any period in which the Company’s rates continue in effect after December 31, 2017 until the Commission issues a final order in a future proceeding changing the Company’s rates and its authorized ROE. The Trigger shall be calculated by summing the reported 30-year U.S. Treasury bond rates for each day over any six-month period, e.g., January 1, 2014 through July 1, 2014, or March 17, 2014 through September 17, 2014, for which rates are reported, and dividing the resulting sum by the number of reporting days in such period. The effective date of the Revised Authorized Return on Equity (“Trigger Effective Date”) shall be the first day of the month following the day in which the Trigger is reached. If the Trigger is reached and the Revised Authorized Return on Equity becomes effective, except as otherwise specifically provided in this Agreement, Tampa Electric’s Revised

Authorized Return on Equity range and mid-point shall be used for the remainder of the Term for cost recovery clauses, earnings surveillance reporting, paragraph 7 of this Agreement regarding an ROE adjustment and AFUDC.

(c) The Return on Equity in effect at the expiration of the Term of this Agreement and subsection 2(c) of this Agreement shall continue in effect until return on equity is next reset by the Commission whether by operation of Paragraph 7 or otherwise.

3.	Customer Rates.

(a)(i) Upon the Implementation Date and effective with the date of the first meter reading for the first billing cycle of November 2013, Tampa Electric shall be authorized to increase its base rates and service charges by $57.5 million of annual revenues, based on the projected 2014 test year billing determinants reflected in the Minimum Filing Requirements (“MFRs”) filed with the company’s April 5, 2013 Petition in this proceeding, adjusted to reflect actual Residential Service (“RS”) tier proportion billing determinant data on a 12 month basis ending July 31, 2013 in the amounts and manner shown in the rate design materials attached hereto as Exhibit A.

(ii) Effective with the date of the meter reading for the first billing cycle of November 2014, Tampa Electric shall be authorized to increase its base rates by an additional $7.5 million of annual revenues (for a total increase of $65.0 million over the company’s currently authorized base rates), based on the projected test year billing determinants reflected in the Minimum Filing Requirements (“MFRs”) filed with the company’s April 5, 2013 Petition in this proceeding, adjusted to reflect actual RS tier proportion billing determinant data on a 12 month basis ending July 31, 2014.

(iii) Effective with the date of the meter reading for the first billing cycle of November 2015, Tampa Electric shall be authorized to increase its base rates by an additional $5.0 million of annual revenues (for a total increase of $70.0 million over the company’s currently authorized base rates), based on the projected test year billing determinants reflected in the Minimum Filing Requirements (“MFRs”) filed with the company’s April 5, 2013 Petition in this proceeding, adjusted to reflect actual RS tier proportion billing determinant data on a 12 month basis ending July 31, 2015.

(iv) In addition, the company shall be authorized to increase its base rates as set forth in paragraph 6, below, for the Polk 2-5 Generation Base Rate Adjustment.

(v) Except as otherwise specifically provided in this Agreement, the cost of service support used to calculate the rate increases authorized in this paragraph has been and will be produced, and rates have been and will be designed, based on the FPSC’s practice that no class receive a base rate decrease in an overall base rate increase proceeding and that no class be increased more than 1.5 times the system average percent revenue increase (including clauses).

(b) Attached hereto as Exhibit B are tariff sheets for new base rates and service charges that implement the rate increases described in paragraph 3(a)(i) above, which tariff sheets shall become effective on the first billing cycle in November 2013. The new base rates reflected in the attached tariff sheets are based on the billing determinants as of July 31, 2013 as shown in Exhibit A with the following clarifications and exceptions to the matters addressed in the company’s Petition in this proceeding:

(i) The rates will reflect the use of a Minimum Distribution System (“MDS”) costing methodology as proposed by Tampa Electric in this proceeding in the direct testimony and exhibit of William R. Ashburn.

(ii) The rates will reflect the use of a 12 Coincident Peak and 1/13th Average Demand methodology for allocating production plant costs.

(iii) Except as specified in paragraph 6, the Interruptible Service (“IS”) rate schedules will remain in effect as prior to the filing of the petition in this proceeding, closed to new business and with no change to the current base rate charges.

(iv) The Commercial Industrial Service Rider tariff shall be effective as proposed by Tampa Electric in this proceeding in MFR Schedule E-14, pages 55-57 and 74-79 (Bates Stamped Pages 132-143 and 151-156)

(v) The current lock period for the interruptible credit shall be increased from 3 to 6 years.

(vi) The on-peak and off-peak time of use energy rates for Rate Schedule GSDT, and the energy rates for Rate Schedule GSD Standard, shall remain the same as they currently are authorized in the company’s tariff as of the filing of the Petition in this case. Thus, the GSDT on and off peak base energy rates will be held at the present levels of $0.02898 and $0.01046 per kWh, respectively, and the GSDT Demand Charge shall be increased as shown in Exhibit B. Similarly, the GSD Standard base energy rate will be held at the present level of $0.01583 per kWh and the GSD Demand Charge shall be increased as shown in Exhibit B. This change is intended to modify the rate structure of the proposed increase to this rate schedule but not affect the rate increase for this class.

(vii) The company’s standby generator credits shall be increased from $4.00/KW/Month to $4.75/KW/Month, effective on the Implementation Date of this Agreement, i.e., the date of the meter reading for the first billing cycle of November 2013. To the extent that implementation of the revised standby generator credits results in an under-recovery of revenues that are subject to the ECCR clause, the company shall be authorized to recover any such under-recovery in its ECCR charges for 2014.

(viii) The relay service rate will be held at the present level of $.60/KW/Month.

(ix) The company shall introduce a new Economic Development Rider (attached to this Agreement as Exhibit C) on a pilot basis for a 3-year period which shall become effective upon the Implementation Date. The Commission’s approval of this Agreement shall constitute approval of the Economic Development Rider and shall satisfy the requirements of Commission Rule 25-6.0426(3)-(6), F.A.C., and accordingly, the reductions afforded in these tariffs shall be included as a cost in the company’s cost of service for all ratemaking purposes and surveillance reporting. During the pilot period, the rates in the Economic Development Tariff shall be open for new customers and new applications to existing customers through December 31, 2016, unless the maximum amount of economic development expenditures as specified in Commission Rule 25-6.0426, F.A.C., is met, at which time the tariff will be closed for new customers or new applications to existing customers until the amount again falls below the maximum allowed.

(x) Except as specified in paragraph 6, the Lighting Facilities Charge shall remain in effect as prior to the filing of the petition in this proceeding.

(xi) The company’s proposed miscellaneous tariff changes as set forth on Exhibit D shall be approved and become effective as of the first billing cycle of November 2013. The changes shown on Exhibit D are reflected in the tariffs attached as Exhibit B as applicable.

(c) The base rates, charges and credits set in accordance with this Agreement shall not be changed during the Term except as otherwise permitted or provided for in this Agreement and shall continue in effect until next reset by the Commission.

(d) To the extent that any of Tampa Electric’s cost recovery clauses are impacted by changes in rate design, billing determinants, Authorized Return on Equity or Revised Authorized Return on Equity during the Term, such changes shall be reflected in the affected clauses as of the date of the meter readings for the first billing cycle of January in the year following the year in which the change occurs.

(e) The provisions of this paragraph 3 shall remain in effect during the Term except as otherwise permitted or provided for in this Agreement and shall continue in effect until the company’s base rates are next reset by the Commission.

4.

Other Cost Recovery. Nothing shall preclude the company from requesting the Commission to approve the recovery of costs that are: (a) of a type which traditionally and historically would be, have been, or are presently recovered through cost recovery clauses or surcharges, or (b) incremental costs not currently recovered in base rates which the Legislature or Commission determines are clause recoverable subsequent to the approval of this Agreement. Except as provided in this Agreement, it is the intent of the Parties in this Paragraph 4 that Tampa Electric not be allowed to recover through cost recovery clauses, increases in the magnitude of costs of types or categories (including, but not limited to, for example, investment in and maintenance of transmission assets) that have been and traditionally, historically and ordinarily would be recovered through base rates. It is the further intent of the Parties to recognize that an authorized governmental entity may impose requirements on Tampa Electric involving new or atypical kinds of costs (including, but not limited to, for example, requirements related to cyber security) and, concurrently with the imposition of such requirements, the Legislature and/or Commission may authorize Tampa Electric to recover those related costs through a cost recovery clause, and in such event, Tampa Electric shall be able to seek recovery of such costs from the Commission. This Paragraph 4 does not preclude Tampa Electric from seeking clause recovery of a type of cost (and for the same or similar reasons) not heretofore recovered through a clause which the Commission or the Legislature authorizes or has authorized another electric utility to recover through a clause before or during the Term of this Agreement. The Parties to this Agreement are not precluded from participating in any proceedings pursuant to this paragraph.

5.	Storm Damage.

(a) Nothing in this Agreement shall preclude Tampa Electric from petitioning the Commission to seek recovery of costs associated with any tropical systems named by the National Hurricane Center or its successor without the application of any form of earnings test or measure and irrespective of previous or current base rate earnings. Consistent with the rate design methods approved in this Agreement, the Parties agree that recovery of storm costs from customers will begin, on an interim basis, sixty days following the filing of a cost recovery petition and tariff with the Commission and will be based on a 12-month recovery period if the storm costs do not exceed $4.00/1,000 kWh on monthly residential customer bills. In the event the storm costs exceed that level, any additional costs in excess of $4.00/1,000 kWh shall be recovered in a subsequent year or years as determined by the Commission. All storm related costs shall be calculated and disposed of pursuant to Commission Rule 25-6.0143, F.A.C., and shall be limited to (i) costs resulting from a tropical system named by the National Hurricane Center or its successor, (ii) the estimate of incremental storm restoration costs above the level of storm reserve prior to the storm and (iii) the replenishment of the storm reserve to the level as of October, 2013. The Parties to this Agreement are not precluded from participating in any such proceedings and opposing the amount of Tampa Electric’s claimed costs or whether the proposed recovery is consistent with this Paragraph 5, but not the mechanism agreed to herein.

(b) The Parties agree that the $4.00/1,000 kWh cap in this Paragraph 5 shall apply in aggregate for a calendar year; provided, however, that Tampa Electric may petition the Commission to allow Tampa Electric to increase the initial 12 month recovery at rates greater than $4.00/1,000 kWh or for a period longer than 12 months if Tampa Electric incurs in excess of $100 million storm recovery costs that qualify for recovery in a given calendar year, inclusive of the amount needed to replenish the storm reserve to the level that existed as of August 31, 2013. All Parties reserve their right to oppose such a petition.

(c) The Parties expressly agree that any proceeding to recover costs associated with any storm shall not be a vehicle for a “rate case” type inquiry concerning the expenses, investment, or financial results of operations of Tampa Electric and shall not apply any form of earnings test or measure or consider previous or current base rate earnings.

(d) The provisions of this paragraph 5 shall remain in effect during the Term except as otherwise permitted or provided for in this Agreement and shall continue in effect until the company’s base rates are next reset by the Commission.

6.	Polk Generation Base Rate Adjustment.

(a) Tampa Electric projects that its Polk 2-5 Waste Heat Recovery Conversion Project (“Polk 2-5” or the “Project”) will enter commercial service while this Agreement is in effect with Polk 2-5 projected to go into service in January 2017. For this Project, Tampa Electric shall be authorized to increase its base rates as specified in paragraph 3 of this Agreement by $110 Million annually effective on the later of the Project’s actual in-service date or January 1, 2017. This base rate adjustment will be referred to as the Polk Generation Base Rate Adjustment (“Polk GBRA”). The Polk GBRA is an amount agreed to by and between the parties that reflects their negotiations regarding all relevant factors such as capital costs, cost of capital, capital structure and the other costs and expenses associated with the Project. The Parties agree that the amount of the Polk GBRA is fair and reasonable and intend that the Polk GBRA be implemented as provided herein without further inquiry or regulatory evaluation other than the approval of this Agreement. Nothing in this Agreement shall preclude any Party from asserting, in any proceeding to set Tampa Electric’s rates to be effective after December 31, 2017, that the actual revenue requirements of the Polk 2-5 Waste Heat Recovery Conversion Project are different from those provided for in this Agreement.

(b) The Polk GBRA shall be reflected in Tampa Electric’s customers’ bills by allocating the $110 Million annual increase to all rate classes (including IS and Lighting Facilities) based on each class’s percentage of total base revenues calculated using the base rates in effect on December 1, 2016 and the company’s projected 2017 billing determinants consistent with and/or as shown in the company’s clause filings for 2017, with class revenue increases to be allocated as an equal percentage applied to all base rates, charges and credits for the respective classes. Tampa Electric will begin applying the Polk GBRA to meter readings made on and after the commercial in-service date of the Project or the first billing cycle of January 2017, whichever is later.

(c) Upon expiration of this Agreement, Tampa Electric’s base rates, charges and credits including the effects of the Polk GBRA, as implemented pursuant to this Agreement shall continue in effect until next reset by the Commission. Tampa Electric’s base rates, charges and credits approved in any final order issued pursuant to paragraph 7 of this Agreement, including the effects of the Polk GBRA, as implemented pursuant to this Agreement, shall continue in effect until next reset by the Commission.

7.	Earnings.

(a) Notwithstanding paragraph 2 and subject to the Trigger in Paragraph 2(b) above, if Tampa Electric’s earned return on common equity falls below 9.25% during the Term on a Tampa Electric monthly earnings surveillance report stated on an actual Commission thirteen-month average adjusted basis, Tampa Electric may petition the Commission to amend its base rates either as a general rate proceeding under Sections 366.06 and 366.07, Florida Statutes, and/or as a limited proceeding under Section 366.076, Florida Statutes. Nothing in this Agreement shall be construed as an agreement by the Consumer Parties that a limited proceeding would be appropriate, and Tampa Electric acknowledges and agrees that the Consumer Parties reserve and retain all rights to challenge the propriety of any limited proceeding or to assert that any request for base rate changes should properly be addressed through a general base rate case, as well as to challenge any substantive proposals to change the company’s rates in any such future proceeding. This floor shall be subject to adjustment in accordance with the Trigger provision in paragraph 2(b). Throughout this Agreement, “Commission actual adjusted basis” and “actual adjusted earned return” shall mean results reflecting all adjustments to Tampa Electric’s books required by the Commission by rule or order, but excluding pro forma weather adjustments. The other parties to this Agreement shall be entitled to participate in any proceeding initiated by Tampa Electric to increase base rates pursuant to this paragraph, and may oppose Tampa Electric’s request.

(b) Notwithstanding paragraph 2 and subject to the Trigger in Paragraph 2(b) above, if Tampa Electric’s earned return on common equity exceeds 11.25% during the Term on a Tampa Electric monthly earnings surveillance report stated on an actual Commission thirteen-month average adjusted basis, any Consumer Party shall be entitled to petition the Commission for a review of Tampa Electric’s base rates. In any case initiated by Tampa Electric or any other party pursuant to paragraph 7, all parties will have full rights conferred by law. The ceiling in this subsection shall be subject to adjustment in accordance with the Trigger provision in paragraph 2(b).

(c) Notwithstanding paragraph 2 and subject to the Trigger in Paragraph 2(b) above, this Agreement shall terminate upon the effective date of any final order issued in any such proceeding pursuant to paragraph 7 that changes Tampa Electric’s base rates prior to the last billing cycle of December 2017.

(d) This paragraph 7 shall not (i) be construed to bar Tampa Electric from requesting any recovery of costs otherwise contemplated by this Agreement; (ii) apply to any request to change Tampa Electric’s base rates that would become effective after the expiration of the Minimum Term of this Agreement; or (iii) limit any party’s rights in proceedings concerning changes to base rates that would become effective subsequent to the Minimum Term of this Agreement to argue that Tampa Electric’s authorized ROE range should be different than as set forth in this Agreement.

(e) Notwithstanding any other provision of the Agreement, the parties fully and completely reserve all rights available to them under the law to challenge the level or rate structure (or the cost of service methodologies underlying them) of Tampa Electric’s base rates, charges and credits effective as of January 1, 2018 or thereafter. It is specifically understood and agreed that this Agreement does not preclude any party from filing before January 1, 2018 an action to challenge the level or rate structure (or the cost of service methodologies underlying them) of Tampa Electric’s base rates, charges and credits effective as of January 1, 2018 or thereafter.

8.

Depreciation. Notwithstanding any requirements of Rules 25-6.0436 and 25-6.04364, F.A.C., the company shall not be required during the Term of this Agreement to file any depreciation study or dismantlement study. The depreciation and amortization accrual rates in effect as of the effective date of this Agreement (except as modified for software by paragraph 11(b)) shall remain in effect throughout the Term. The Parties agree that the provisions of Rules 25-6.0436 and 25-6.04364, F.A.C., pursuant to which depreciation and dismantlement studies are filed at least every four years will not apply to the company during the Term and that the Commission’s approval of this Agreement shall excuse the company from compliance with the filing requirement of these rules during the Term. The company shall file a depreciation study no more than one year nor less than 60 days before the filing of its next general rate proceeding under Sections 366.06 and 366.07, Florida Statutes, such that the proposed depreciation rates can be considered contemporaneously with the company’s next general rate proceeding.

9.	Application of Agreement. No Party to this Agreement will request, support or seek to impose a change in the application of any provision of this Agreement. Except as provided in Paragraph 7, a Party to this Agreement will neither seek nor support any reduction in Tampa Electric’s base rates, including limited, interim or any other rate decreases, that would take effect prior to the first billing cycle for January 2018, except for any such reduction requested by Tampa Electric or as otherwise provided for in this Agreement. Tampa Electric shall not seek interim, limited, or general base rate relief during the Term except as provided for in Paragraph 7 of this Agreement. Tampa Electric is not precluded from seeking interim, limited or general base rate relief that would be effective during or after the first billing cycle in January 2018, nor are the Parties precluded from opposing such relief. Such interim relief may be based on time periods before January 1, 2018, consistent with Section 366.071, Florida Statutes, and calculated without regard to the provisions of this Agreement.

10.	New Tariffs. Nothing in this Agreement shall prelude Tampa Electric from filing and the Commission from approving any new or revised tariff provisions or rate schedules requested by Tampa Electric, provided that such tariff request does not increase any existing base rate component of a tariff or rate schedule during the Term unless the application of such new or revised tariff or rate schedule is optional to Tampa Electric’s customers.

11.	Other.

(a) Tampa Electric will discontinue its annual $8 million storm damage expense accrual effective upon the Implementation Date of this Agreement, i.e., the date of the meter reading for the first billing cycle of November 2013. For clarity, this means that Tampa Electric’s storm reserve account shall be credited with $6,666,667 for 2013, which value represents ten months of the storm accrual at the annual rate of $8 million as approved by the Commission in Docket No. 080317-EI and included in the company’s current rates.

(b) Tampa Electric will use a 15 year amortization period for all computer software beginning effective January 1, 2013.

(c) Tampa Electric shall amortize its actual rate case expenses for Docket No. 130040-EI over the Term of this Settlement Agreement.

(d) The provisions of this paragraph 11 (a), (b) and (c) shall remain in effect during the Term except as otherwise permitted or provided for in this Agreement and shall continue in effect until the company’s base rates are next reset by the Commission.

(e) On or before March 1, 2017, the company shall file and serve on the parties a forecasted earnings surveillance report for 2017 reflecting the increase authorized by paragraph 6 of this Agreement.

12. Commission Approval. The provisions of this Agreement are contingent on approval of this Agreement in its entirety by the Commission without modification and in lieu of conducting a hearing with live testimony and cross examination on the merits of the petition that initiated this proceeding. The Parties further agree that they will support this Agreement and will not request or support any order, relief, outcome, or result in conflict with the terms of this Agreement in any administrative or judicial proceeding relating to, reviewing, or challenging the establishment, approval, adoption, or implementation of this Agreement or the subject matter hereof. No Party will assert in any proceeding before the Commission that this Agreement or any of the terms in the Agreement shall have any precedential value. The Parties’ agreement to the terms in the Agreement shall be without prejudice to any Party’s ability to advocate a different position in future proceedings not involving the Agreement. The Parties further expressly agree that no individual provision, by itself, necessarily represents a position of any party in a future proceeding, and the Parties further agree that no Party shall assert or represent in any future proceeding in any forum that another Party endorses any specific provision of this Agreement because of that Party’s signature herein. It is the intent of the Parties to this Agreement that the Commission’s approval of all the terms and provisions of this Revised and Restated Settlement Agreement is an express recognition that no individual term or provision, by itself, necessarily represents a position, in isolation, of any Party or that a Party to this Agreement endorses a specific provision, in isolation, of this Agreement because of that Party’s signature herein. Approval of this Agreement in its entirely will resolve all matters in Docket No. 130040-EI pursuant to and in accordance with Section 120.57(4), Florida Statutes. This docket will be closed effective on the date the Commission Order approving this Agreement is final, and no Party shall seek appellate review of any order issued in this Docket.

13. Disputes. To the extent a dispute arises among the Parties about the provisions, interpretation, or application of this Settlement Agreement, the Parties agree to meet and confer in an effort to resolve the dispute. To the extent that the Parties cannot resolve any dispute, the matter may be submitted to the Commission for resolution.

14. Execution. This Agreement is dated as of September 6, 2013. It may be executed in counterpart originals and a facsimile of an original signature shall be deemed an original.

IN WITNESS WHEREOF, the Parties evidence their acceptance and agreement with the provisions of this Agreement by their signature(s):

Tampa Electric Company
702 N. Franklin Street
Tampa, FL 33601

By	/s/ James D. Beasley
James D. Beasley
J. Jeffry Wahlen
Kenneth R. Hart
Ashley M. Daniels
Ausley & McMullen
Post Office Box 391
Tallahassee, Florida 32302

Office of Public Counsel
J. R. Kelly
Ms. Patricia G. Christensen
Associate Public Counsel
Office of Public Counsel c/o The Florida Legislature
111 West Madison Street, Room 812
Tallahassee, FL 32399-1400

By:	/s/ J.R. Kelly

Signature Page to Stipulation and Settlement Agreement in Docket No. 130040-EI

The Florida Industrial Power Users Group
Jon C. Moyle, Jr., Esquire
Moyle Law Firm
The Perkins House
118 North Gadsden Street
Tallahassee, FL 32301

By:	/s/ Jon C. Moyle, Jr.
Jon C. Moyle, Jr.

Signature Page to Stipulation and Settlement Agreement in Docket No. 130040-EI

WCF Hospital Utility Alliance
Kenneth L. Wiseman, Esquire
Andrews Kurth, LLP
1350 I Street, N.W., Suite 1100
Washington, D.C. 20005

By:	/s/ Kenneth L. Wiseman
Kenneth L. Wiseman

Signature Page to Stipulation and Settlement Agreement in Docket No. 130040-EI

Federal Executive Agencies
Gregory J. Fike, Lt Col, USAF
AFLOA/JACL-ULFSC
139 Barnes Drive, Suite 1
Tyndall Air Force Base, FL 32403

By:	/s/ Lt. Col. Gregory J. Fike
Lt. Col. Gregory J. Fike

Signature Page to Stipulation and Settlement Agreement in Docket No. 130040-EI

Florida Retail Federation
Mr. Robert Scheffel Wright
Gardner, Bist, Wiener, Wadsworth,
Bowden, Bush, Dee, LaVia & Wright, P.A.
1300 Thomaswood Drive
Tallahassee, FL 32308

By:	/s/ Robert Scheffel Wright
Robert Scheffel Wright

Signature Page to Stipulation and Settlement Agreement in Docket No. 130040-EI

23